WOLF INDUSTRIES, INC.
                     Suite 404, 110 Cambie Street
                     Vancouver, British Columbia
                            (604) 688 6306

                            PROXY STATEMENT

                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held July 10, 1998

TO THE SHAREHOLDERS OF WOLF INDUSTRIES, INC.

NOTICE HEREBY IS GIVEN that the Annual Meeting of Shareholders of Wolf Industries, Inc., a Nevada corporation (the "Company"), will be held at Suite 404, 110 Cambie Street, Vancouver, British Columbia on July 10, 1998, at 10:00 a.m., Pacific Standard Time, and at any and all adjournments thereof, for the purpose of considering and acting upon the following
Proposals:

Proposal No. 1.     ELECTION OF DIRECTORS

Proposal No. 2.     APPROVAL OF THE SALE OF THE COMPANY'S WHOLLY OWNED
                    SUBSIDIARY, 714674 ALBERTA, LTD., AN ALBERTA
                    CORPORATION DOING BUSINESS AS CALGARY CHEMICAL TO GORDA
                    TECHNOLOGY HOLDINGS LIMITED, A TURKS AND CAICOS
                    ISLANDS CORPORATION

This Annual Meeting is called as provided for by Nevada law and the Company's By-laws.

Only holders of the outstanding Common Stock of the Company of record at the close of business on May 15, 1998, will be entitled to notice of and to vote at the Meeting or at any adjournment or adjournments thereof.

All shareholders, whether or not they expect to attend the Annual Meeting of Shareholders in person, are urged to sign and date the enclosed Proxy and return it promptly in the enclosed postage-paid envelope which requires no additional postage if mailed in the United States or Canada. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS.

                                   ALLEN SCHWABE
                                   SECRETARY

Vancouver, British Columbia
June 1, 1998

                          Wolf Industries, Inc.
                      Suite 404, 110 Cambie Street
                       Vancouver, British Columbia
                              (604)688 6306

                             PROXY STATEMENT


                     ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD July 10, 1998

                           GENERAL INFORMATION

The enclosed Proxy is solicited by and on behalf of the Board of Directors of Wolf Industries, Inc., a Nevada corporation (the "Company"), for use at the Company's Annual Meeting of Shareholders to be held at Suite 404, 110 Cambie Street, Vancouver, British Columbia on the 10th day of July, 1998, at 10:00 a.m.,Pacific Standard Time, and at any adjournment thereof. It is anticipated that this Proxy Statement and the accompanying Proxy will be mailed to the Company's shareholders on or before June 5, 1998.

Any person signing and returning the enclosed Proxy may revoke it at any time before it is voted by giving written notice of such revocation to the Company, or by voting in person at the Meeting. The expense of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to shareholders, will be borne by the Company. It is anticipated that solicitations of proxies for the Meeting will be made only by use of the mails; however, the Company may use the services of its Directors, Officers and employees to solicit proxies personally or by telephone without additional salary or compensation to them. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting materials to the beneficial owners of the Company's shares held of record by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses incurred by them in that connection.

All shares represented by valid proxies will be voted in accordance therewith at the Meeting. Shares not voting as a result of a proxy marked to abstain will be counted as part of total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Shares registered in the name of a broker-dealer or similar institution for beneficial owners to whom the broker-dealer distributed notice of the Annual Meeting and proxy information and which such beneficial owners have not returned proxies or otherwise instructed the broker-dealer as to voting of their shares, will be counted as part of the total shares voting in order to determine whether or not a quorum has been achieved at the Meeting. Abstaining proxies and broker-dealer non-votes will not be counted as part of the vote on any business at the Meeting on which the shareholder has abstained.

The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, has been previously mailed or is being mailed simultaneously to the Company's shareholders, but does not constitute part of these proxy soliciting materials.

SHARES OUTSTANDING AND VOTING RIGHTS

All voting rights are vested exclusively in the holders of the Company's Common Stock with each common share entitled to one vote. Only shareholders of record at the close of business on May 15, 1998, are entitled to notice of and to vote at the Meeting or any adjournment thereof. On May 15, 1998, the Company had 10,684,716 shares of its Common Stock outstanding, each of which is entitled to one vote on all matters to be voted upon at the Meeting, including the election of Directors. No fractional shares are presently outstanding. A majority of the Company's outstanding voting stock represented in person or by proxy shall constitute a quorum at the Meeting. The affirmative vote of a majority of the votes cast, providing a quorum is present, is necessary to elect the Directors. Cumulative voting in the election of Directors is not permitted.


DIRECTORS AND EXECUTIVE OFFICERS.

The following are the names, positions, municipalities of residence and relevant backgrounds of key personnel of the Corporation.

BLAIR COADY - (Age 56). Director from November 1996 to May, 1998.
President and Secretary from November 1996 until April 16, 1998. October
1992   through March 1995.  Chairman of the Board of Earthwhile
Developments Inc., a Canadian corporation involved in waste management, specifically solvent recycling, bioremediation and composting. 1985-1992, Chairman and Director of Calto Industries Ltd., a Canadian corporation engaged in biomedical waste remediation and solvent recycling. 1978-1984, Director; 1978-1984, President, 1978 to 1982 of Terato Resources Ltd., a Canadian public corporation engaged in the exploration, development and production of oil and gas in Western Canada and the Southern United States. 1966-1976, Partner, Director and Vice President in Bongard, Leslie & Co., Ltd. a Canadian Investment Dealer and Brokerage firm.

JAMES DONALDSON - (Age 36).  Director from November 1996 to May, 1998.
1991 to present. Donegal Developments Ltd., Vancouver, B.C., Project Manager. Mr. Donaldson supervises property evaluation programs throughout the western hemisphere for this mining company. 1993-1995. Nicholson & Associates, Vancouver, B.C., Project Manager/Exploration Technician. Mr. Donaldson supervised mining exploration programs throughout the western hemisphere for this mining company. 1987-1994, Goldon Mining Ltd., Delta, B.C., Geophysical Technician. Mr. Donaldson performed geophysical surveys on mineral exploration properties throughout Canada. 1985-1987. Freegold Recovery Inc., Vancouver, B.C., Mill Technician/Geotechnician. Mr. Donaldson installed gravity concentrating systems and conducted testing at
various mining operations.  1984-1985,   Erana Mines Ltd., Lively, Ontario,
Mill Technician. Mr. Donaldson was responsible for installing, operating and maintaining production plant equipment for this mining company.

DR. DAVID GANE - (Age 44). Director since May, 1998. Dr. Gane has practiced restorative dentistry for 17 years and currently maintains a part time dental practice limited to restorative and appearance related dentistry in White Rock, British Columbia. 1988 to the present, President and co-founder of Source Dental Imaging, Inc., White Rock, B.C. Canada, a company specializing in the development and sales of Dental Imaging Software. 1995 to the present, Co-founder and advisor to FX Software Solutions, White Rock, B.C. Canada, a company specializing in the development and sale of Imaging Solutions to Dentists and Physicians. 1993 to 1995, President and co-founder of Pro-Dentec Canada, Langley, B.C. Canada, a dental supply business headquartered in Datesville, Arkansas.
Dr. Gane graduated from the University of Western Ontario in 1977 with a B.Sc. with honors in Physiology and Pharmacology and obtained his D.D.S. degree from the University of Western Ontario in 1981. Dr. Gane is a member of the ADA Accredited Standards Committee on Dental Informatics, a member of the Canadian Dental Association and of the Vancouver and District Dental Society. Dr. Gane has made numerous lecture presentations and has published articles and texts on restorative and esthetic dentistry.

JOHN EDWARD KENNETH GROVE - (Age 42). Director from November 1996 to present. September 1994 to present, Mr. Grove is Vice President, Vestiture Corporation, a merger, acquisition and corporate finance firm. April 1991 to August 1994. Mr. Grove was with Armada Development Group and responsible for leasing 150,000 square feet of new strip mall development. June 1988 to August 1991, Mr. Grove was President and Director of CR-3 Express Ltd., a refrigerated transportation company which he created, developed to an annual gross sales level of 7 million dollars and then sold the company. July 1985 to February 1988, Mr. Grove was President and Director of Hurricane Hydrocarbons Ltd., a public company of which he was one of the founders and which he developed to a level of $600,000 gross revenue per annum. July 1983 to July 1985, Mr. Grove was General Manager of Slant Systems Ltd., a private oil and gas drilling company. December 1980 to June 1983, Mr. Grove was with H.C.I. Holdings Ltd. of Toronto as an oil and gas analyst for that company and also Elliot and Page.
September 1978 to November 1980, Bastion Drilling Ltd., President and Director. Mr. Grove graduated from the University of Alberta in 1978 with a Bachelor of Commerce Degree.

KENNETH LIEBSCHER - (Age 55). Director since May 1998. 1990 to 1992, Executive Vice President of Ivoclar, N.A., of Liechtenstein, a dental products company with over $300 million in annual sales, with responsibility for establishing its sales and distribution network in the U.S. and Canada. From 1968 to 1990, Mr. Liebscher held various positions ending with Manager of the West Coast Division with Dentsply International, Inc., a dental products manufacturer with over $400 million in annual sales. 1992 to present, President and Director of E.T.C. Industries, Ltd., a publicly held mineral exploration company traded on the Vancouver Stock Exchange. 1993 to present, Director of Belmont Resources, Inc., a publicly held oil and gas exploration company traded on the Vancouver Stock Exchange. 1998 to present, President and Director of Caye Chapel, Inc., a publicly held oil and gas development company traded on the Electronic Bulletin Board.

PATRICK MCGOWAN - (Age 59). Director, President and Chief Executive Officer since April 16, 1998. September 1996 to the present, President of Consolidated Ewing Industries, Inc., Vancouver, B.C., a company engaged in oil in and gas exploration which is publicly traded on the Vancouver Stock Exchange. November 1997 to the present, President of American Hunter Exploration, Vancouver, B.C., Canada, a privately held Nevada corporation engaged in oil and gas exploration. February 1998 to the present, Director U.S. Diamond Corp., Vancouver, B.C., the parent company of American Hunter Exploration, a publicly held company involved in natural resources development. August 1997 to December 1997, President and Director of Globenet Resources, Inc., a publicly held company traded on the Vancouver Stock Exchange, Vancouver, B.C., Canada, engaged in natural resource exploration and development. October 1992 to September 1996, President and Director of The Indisposibles, Burnaby, B.C., a manufacturer and distributor of infant wear, incontinent and feminine hygiene products
throughout North America and Europe.   January 1988 to September 1992,
Executive Vice President of Pacific Paper Products, Burnaby, B.C., a manufacturer and distributor of paperboard products in British Columbia and Alberta. Graduated from University of Western Ontario with Masters of Business Administration in 1965, graduated University of Oregon with a Bachelor of Science, Finance and Economics in 1963.


ALLEN SCHWABE - (Age 42). Director, Secretary and Treasurer since April 16, 1998. Since 1982 to the present, President and owner of Buellex Holdings, Inc., Delta, B.C., a company engaged in investing for its own account. January 1996 to the present, a Consultant to Pacific Insight Electronics Corporation, Nelson, B.C., Canada providing investment advice with respect to current market conditions for a variety of investment
options.   March 1996 to the present, Director of Porcher Island Gold
Corporation, Vancouver, B.C., a precious metal exploration company publicly traded on the Vancouver Stock Exchange. March 1991 to June 1995, Director of Cyberion Networking Corp., a publicly held company traded on the Vancouver Stock Exchange. March 1995 to June 1996, Director of East West Resource Corp., a publicly held mining company traded on the Vancouver Stock Exchange. May 1996 to September 1997, Director of G.F.M. Resources, Ltd., a publicly held mining company traded on the Vancouver Stock Exchange.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of Common Stock by each director and nominee and by all directors and officers of the Company as a group and of certain other beneficial owners of more than 5% of any class of the Company's voting securities as of May 6, 1998 unless otherwise noted. The number of shares beneficially owned is deemed to include shares of Common Stock which directors or officers have a right to acquire pursuant to the exercise options within sixty days of December 31, 1997. Each such person has sole voting and dispositive power with respect to such securities, except as otherwise indicated.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS.

                                         Number              Percentage
Name and Address                         of Shares           of Class

Cede & Co.(1)                            6,446,416               60.3%
P.O. Box 20, Bowling Green Stn
New York, NY 10274

(1)  Holds shares for approximately fifty beneficial owners.


SECURITY OWNERSHIP OF MANAGEMENT.

                                                             Percentage
Name and Address                         Shares              of Class

Blair Coady                                      0                0.0%
4020, 7 Street, SE
Calgary, Alberta, Canada

John Grove                                 150,000 (1)            1.4%
4020, 7 Street, SE
Calgary, Alberta, Canada

James Donaldson                                  0                  0%
4020, 7 Street, SE
Calgary, Alberta, Canada

Patrick McGowan                                  0                  0%
404- 110 Cambie Street
Vancouver, B.C., Canada

Allen Schwabe                                    0                  0%
404- 110 Cambie Street
Vancouver, B.C., Canada

Dr. David Gane                                   0                  0%
404- 110 Cambie Street
Vancouver, B.C., Canada

Kenneth Liebscher                                0                  0%
404- 110 Cambie Street
Vancouver, B.C., Canada

Combined Ownership of                      150,000                1.4%
 Management

(1) Consists of shares issuable upon exercise of options at $.50 per share.

PROPOSAL NO. 1.     ELECTION OF DIRECTORS

The By-Laws presently provide for a Board of Directors of not less than one and not more than fifteen members. The number of Directors of the Company has been fixed at four (4) by the Company's Board of Directors. The Company's Board of Directors recommends the election of Directors of the four (4) nominees listed below to hold office until the next Annual Meeting of Shareholders and until their successors are elected and qualified or until their earlier death, resignation or removal. The persons named as "proxies" in the enclosed form of Proxy, who have been designated by Management, intend to vote for the four (4) nominees for election as Directors unless otherwise instructed in such proxy. If at the time of the Meeting, any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the Proxy will be exercised to cumulatively vote for the remaining nominees, or for a substitute nominee or nominees, if any, as shall be designated by the Board of Directors.


Nominees

The following table sets forth the name and age of each nominee for Director, indicating all positions and offices with the Company presently held by him, the period during which he has served as such, and the class and term for which he has been nominated:

                                                       Year
Name                Age  Position                      First Director

Dr. David Gane      44   Director                      1998

Kenneth Liebscher   55   Director                      1998

Patrick McGowan     59   Director, Pres., CEO          1998

Allen Schwabe       42   Director, Sec., & Treas.      1998


Business Experience of Nominees:   Please see Officers and Directors Above


Committees:  Meetings of the Board

The Company's Board of Directors has a separate audit committee which did not meet independently of the Board of Directors during the fiscal year
ended December 31, 1997.    The Company's Board of Directors acted by
resolution in lieu of meeting six times and held one meeting during the fiscal year ended December 31, 1997, at which time all the then Directors consent to the action or were present or consented in writing to the action taken at such meetings. No incumbent Director attended fewer than 100% of said meetings.

Compliance with Section 16(a) of Securities Exchange Act of 1934

During the fiscal year ended December 31, 1997, the Company's Officers and Directors did not comply with all applicable Section 16(a) filing requirements on a timely basis. To the best of the Company's knowledge as of June 5, 1998 all such reports will have been filed.


Family Relationships

There is no family relationship between any director, executive or person nominated or chosen by the Company to become a director or executive officer.


                         EXECUTIVE COMPENSATION

Summary Compensation Table (Omitted for Simplicity)

Mr. Coady received $4,380 of compensation per month for fiscal year 1997. No other cash compensation was granted or paid in the fiscal year ended December 31, 1997.

Option/SAR Grants in Last Fiscal Year (Individual Grants)

The Company has a Management Stock Option Plan, described below. There have been no other options granted to Management.

Aggregated Option/SAR Exercises in Last Fiscal Year and for Fiscal Year Ended 12/31/97

There have been no exercises in the past fiscal year.

Long-term Incentive Plans -- Awards in Last Fiscal Year

In November 1996, the Company adopted the Wolf Exploration Inc. 1996 Directors and Officers Stock Option Plan (the "Plan") for its officers, directors, key personnel and consultants of the one million shares contributed to the Plan, Mr. Coady in November 1996, was awarded a five year option to acquire 700,000 at $0.50 per share. In March 1997, Mr. Grove received 150,000 options at $0.50 per share. Mr. Donaldson was awarded 75,000 options at $0.50 per share in November 1996. The purpose of the Plan is to advance the business and development of the Company and its shareholders by affording to its Directors, Officers, Employees and Consultants the opportunity to acquire a propriety interest in the Company by the grant of Options.

In May, 1998 Mr. Coady and Mr. Donaldson surrendered their stock options to the Company upon their resignations from the Board of Directors.

Stock options at $.50 per share were granted under the Plan in fiscal year 1997 to five other individuals. Ian Bubis, an employee of the Company, was granted an option to purchase 15,000 shares. Steve Fiwchuck, an employee, was granted an option to purchase 5,000 shares. Bruce Ulmer, William Bell and J.T. Bell acted as consultants to the Company and each was granted an option to purchase 5,000 shares. Each of the five options expires November 30, 2001.

Compensation of Directors

The members of the Company's Board of Directors are reimbursed for actual expenses incurred in attending Board meetings. There are no other arrangements.

Employment Contracts and Termination of Employment

Pursuant to a five year employment agreement dated October 1, 1996, Mr. Coady receives a salary of $52,560 per annum and three weeks of paid vacation per annum. Pursuant to the sales of Calgary Chemical, Mr. Coady will resign his position and waive the balance of his employment contract.

Effective April 1, 1998, Mr. McGowan began receiving a salary in the annual amount of $84,000 U.S. pursuant to Board of Director resolution.


Termination of Employment and Change of Control Arrangement

Except as stated above there is no compensatory plan or arrangement with respect to any individual named above which results or will result from the resignation, retirement or any other termination of employment with the Company, or from a change in the control of the Company.


Transactions with Management

During the fiscal year ended December 31, 1997, the Company did not enter into any transactions with entities in which certain of the Company's officers and directors may have a direct or indirect interest.


PROPOSAL NO. 2:     APPROVAL OF THE SALE OF THE COMPANY'S WHOLLY OWNED
                    SUBSIDIARY, 714674 ALBERTA, LTD., AN ALBERTA
                    CORPORATION DOING BUSINESS AS CALGARY CHEMICAL TO GORDA
                    TECHNOLOGY HOLDINGS LIMITED, A TURKS AND CAICOS ISLANDS
                    CORPORATION

The Board of Directors recommends that the shareholders of the Company vote
to approve the sale of the subsidiary.   The Board makes this
recommendation so that the Company can be freed of the Calgary Chemical bank debt and focus upon its new business direction. This new direction is to exploit the License Agreement entered into by the Company on April 8, 1998 with Andrews Engineering, Inc., a British Columbia corporation, Andrew Rawicz, Ph.D., and Ivan Melnyk, Ph.D., Pursuant to this License Agreement the Company acquired a world-wide license to manufacture and market a patent pending device for the color matching of dentures to a dental patient's existing tooth color. Doctors Rawicz and Melnyk hold the patent pending for the color analyzer and Andrews Engineering developed and or acquired the techniques and other proprietary information related to the device. The License Agreement requires the Company and Andrews Engineering to develop a business plan for manufacturing and marketing of the device including obtaining financing of $1,500,000.00 US over the next six months. The License Agreement also requires the issuance of 4.8 million shares of restricted stock to Andrews Engineering, Inc., with registration rights on 600,000 of these shares. The License Agreement also required that Patrick McGowan be appointed to the Company's Board of Directors and that Mr. McGowan be appointed President and Chief Executive Officer. Mr. McGowan is expected to sign a management contract with the Company on or before the shareholders meeting. At a meeting of the Company's Board of Directors held on April 16, 1998, Mr. McGowan and Mr. Allen Schwabe were appointed to the Company's Board of Directors and appointed interim President, CEO and Secretary, Treasurer respectively pending the approval by the shareholders of the Gorda Technology transaction wherein Mr. Coady would resign from all positions. The Agreement also provides for the Company to pay Andrews Engineering, Inc., a Royalty in the amount of ten percent (10%) of gross profit on sales if the Company manufactures the product itself or a Royalty of seven percent (7%) of gross revenue if manufacturing is done by an independent third party.

The Purchase Agreement with Gorda Technology Holdings Limited, a Turks and Caicos Islands corporation (Gorda) entered into by the Company on April 20,
1998.   Pursuant to the Agreement the Company agreed to sell its wholly owned subsidiary 714674 Alberta, Ltd., an Alberta corporation doing business as Calgary Chemical to Gorda. The consideration for the sale is:
a payment of fifteen percent of Calgary Chemical after tax profit (as determined by generally accepted accounting principals) for the fiscal year ended December 31, 1998 payable on or before March 31, 1999; Gorda's indemnification of the Company from Calgary Chemical's bank debt; a release of the employment contract of Blair Coady and the surrender of Mr. Coady's stock options to acquire 700,000 shares of the Company's common stock. The Company anticipates that Gorda will use its best efforts to obtain a Release of the Company (Wolf Industries) as guarantor of the Calgary Chemical bank debt. Closing of the Agreement is contingent upon approval of the transaction by the Company's shareholders at the next annual meeting of the shareholders.

Gorda's address is Oceanic House, Grand Turks, Turks and Caicos Islands, British West Indies.

Pro Forma Financial Statements showing the effect of the sale of Calgary Chemical is attached as an exhibit to this Proxy Statement.

There is no relationship between any of the former or current officers and directors of the Company and Gorda.

The Nevada Corporations Law NRS 78.565, provides that a corporation may sell all of its property and assets, including good will upon such terms and conditions as the Board of Directors may deem expedient and for the best interest of the corporation, when authorized by the affirmative vote of stockholders entitled to vote holding not less than a majority of the voting power given at a stockholders meeting called for that purpose. The Nevada Corporations Law does not provide for dissenters rights. The affirmative vote of a majority of the stockholders present at the meeting either in person or by proxy provided a quorum is present is needed to approve the proposal.

                DATE FOR RECEIPT OF SHAREHOLDER PROPOSALS

Any proposal by a shareholder to be presented at the Company's next Annual Meeting of Shareholders, including nominations for election as directors must be received at the offices of the Company, Suite 404 - 110 Cambie Street, Vancouver, British Columbia /V6B2M8, no later than December 31, 1998.

ALLEN SCHWABE
SECRETARY
Vancouver, British Columbia
June 5, 1998

                         WOLF INDUSTRIES, INC.
                        Pro Forma Balance Sheet
                        As at December 31, 1997
                              (unaudited)

                              Liabilities

Current Liabilities                                   $   31,167
                                                      ----------


                        Shareholder's Deficiency

Share Capital                                             54,367
Deficit                                                 (323,200)
                                                      ----------

                                                         (31,167)
                                                      ----------

                      Pro Forma Statement of Income
                  For the year ended December 31, 1997
                               (unaudited)

Expenses
  Administration                                      $    8,079

Loss on disposition of Calgary Chemical                  223,591
                                                      ----------

                                                         231,670

Deficit at beginning of year                              91,530
                                                      ----------


Deficit at end of year                                $  323,200
                                                      ----------

Note: The pro forma balance sheet and statement of income have been prepared to give effect to the proposed disposition of the shares of 714674 Alberta Ltd., (d.b.a. Calgary Chemical). Under the terms of the proposed transaction the shares of Calgary Chemical are to be sold for proceeds equal to 15% of the after tax profit of Calgary Chemical for its year ending December 31, 1998. For purposes of these pro forma financial statements no proceeds are assumed to be realized as they cannot be quantified at the present time.

Proxy Solicited by The Board of Directors of Wolf Industries, Inc.

The undersigned appoints Patrick McGowan (and Al Schwabe, if Mr. McGowan is unable to serve), as the undersigned's lawful attorney and proxy, with full power of substitution and appointment, to act for and in the stead of the undersigned to attend and vote all of the undersigned's shares of the Common Stock of Wolf Industries, Inc., a Nevada corporation, at the Annual Meeting of Shareholders to be held at Suite 404, 110 Cambie Street, Vancouver, British Columbia at 10:00 am. Pacific Standard Time, on July 10, 1998 and any and all adjournments thereof, for the following purposes:

SHAREHOLDERS MAY ALSO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE(S) BY DRAWING A LINE THROUGH THE NOMINEE'S NAME(S).

PROPOSAL NO. 1 ELECTION TO THE  BOARD OF DIRECTORS

     ___ FOR Management nominees listed below equally among all the nominees OR VOTED AS FOLLOWS:

     David Gane:      _________ Shares  Kenneth Liebscher: _________ Shares
     Patrick McGowan: _________ Shares  Allen Schwabe:     _________ Shares

     ___  AGAINST   Management's nominees for the Board of Directors,

MANAGEMENT INTENDS TO VOTE SHARES FOR ALL OF THE FIVE (5) NOMINEES NAMED ABOVE UNLESS OTHERWISE INSTRUCTED IN THIS PROXY. IF AT THE TIME OF THE MEETING, ANY OF THE NOMINEES SHOULD BE UNABLE TO SERVE, THE DISCRETIONARY AUTHORITY PROVIDED IN THE PROXY WILL BE EXERCISED TO VOTE FOR THE REMAINING NOMINEES, OR FOR A SUBSTITUTE NOMINEE OR NOMINEES, IF ANY, AS SHALL BE DESIGNATED BY THE BOARD OF DIRECTORS.

PROPOSAL NO. 2.  THE SALE OF 714674 ALBERTA, LTD.

     ___  FOR       THE SALE OF 714674 ALBERTA, LTD.

     ___  AGAINST   THE SALE OF 714674 ALBERTA, LTD.,

IF THE SHAREHOLDER DOES NOT INDICATE A PREFERENCE, MANAGEMENT INTENDS TO VOTEIN FOR THE PROPOSAL. SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING IN ACCORDANCE WITH THE SHAREHOLDER'S SPECIFICATION ABOVE. THIS PROXY CONFERS DISCRETIONARY AUTHORITY IN RESPECT TO MATTERS FOR WHICH THE SHAREHOLDER HAS NOT INDICATED A PREFERENCE OR IN RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS TO THE UNDERSIGNED.

In the Shareholder's discretion the Proxy is authorized to vote on such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

The undersigned revokes any proxies heretofore given by the undersigned and acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement furnished herewith and the Annual Report to Shareholders previously provided.

Dated:                             , 1998

          _________________________________________
               (Name of Shareholder)

Signature(s) should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should indicate when signing. Attorneys should submit powers of attorney.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WOLF INDUSTRIES, INC. PLEASE SIGN AND RETURN THIS PROXY TO WOLF INDUSTRIES, INC., C/O PATRICK McGOWAN, SUITE 404 - 110 CAMBIE STREET, VANCOUVER, BRITISH, COLUMBIA V6B2M8. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.